UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting material Pursuant to §240.14a-12

Deckers Outdoor Corporation

(Name of Registrant as Specified In Its Charter)

MARCATO INTERNATIONAL MASTER FUND, LTD.

MARCATO CAPITAL MANAGEMENT LP

MCM ENCORE IM LLC

MARCATO ENCORE MASTER FUND, LTD.

RICHARD T. MCGUIRE III

KIRSTEN J. FELDMAN

STEVE FULLER

ANNE WATERMAN

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

On December 4, 2017, Marcato Capital Management LP and certain affiliates issued the following press release and letter to stockholders of Deckers Outdoor Corporation:

MARCATO MODIFIES SLATE OF DIRECTOR NOMINEES;

SENDS LETTER TO DECKERS STOCKHOLDERS

Nominees Include Kirsten J. Feldman, Steve Fuller, and Anne Waterman

Marcato Urges Stockholders to Vote GOLD Proxy Card “FOR” its Three Highly-Qualified Nominees

SAN FRANCISCO – December 4, 2017 – Marcato Capital Management LP (“Marcato”), a San Francisco-based investment manager which manages funds that beneficially own approximately 8.5% of the outstanding common shares of Deckers Outdoor Corporation (NYSE: DECK) (“Deckers” or the “Company”), is today sending a letter to Deckers’ stockholders announcing that it has modified its slate of highly-qualified director nominees for election at the Company’s 2017 Annual Meeting of Stockholders to include Kirsten J. Feldman, Steve Fuller, and Anne Waterman.

The full text of the letter Marcato sent to Deckers’ stockholders is below.

December 4, 2017

Dear Fellow Deckers Stockholder,

Deckers Outdoor Corporation’s (“Deckers” or the “Company”) 2017 Annual Meeting is rapidly approaching and every vote counts in this important election. As stockholders, the true owners of Deckers, we must hold Deckers’ directors accountable for the Company’s persistent failures, including chronic underperformance, missed margin targets and corporate governance abuses.

We remain highly concerned that the status quo will produce the same shortfalls to the Company’s targets that stockholders have suffered through for years on end. CHANGE IS URGENTLY NEEDED to break this pattern. After significant consideration, we have determined the best chance to affect meaningful change at Deckers and protect the value of each stockholder’s investment, is to reduce the number of nominees on our slate to three. Accordingly, we believe Marcato nominees Kirsten J. Feldman, Steve Fuller, and Anne Waterman, if elected, will bring the right mix of fashion, apparel, retail, marketing, finance, and capital allocation expertise to improve the Deckers Board of Directors (the “Board”). Notably, our three nominees are independent from both management and Marcato and will further enhance diversity in the boardroom.

ISS RECOGNIZES THAT BOARD CHANGE IS NECESSARY AND OFFERS SUPPORT FOR MARCATO NOMINEES

ISS ALSO HIGHLIGHTS DECKERS’ PERSISTENT UNDERPERFORMANCE RELATIVE TO PEERS, REPEATED MISSED FINANCIAL TARGETS AND BOARD’S LACK OF URGENCY

In its December 1, 2017 report, Institutional Shareholder Services Inc. (“ISS”) suggested Deckers’ stockholders vote on the GOLD proxy card for Marcato nominees Fuller and Waterman. ISS also stated:

•	Marcato “makes a strong case that the company’s prolonged underperformance, retreating cost and investment discipline, and the board’s lack of urgency in the face of significant industry disruption to address these issues suggests that some degree of board change is necessary.”

•	Deckers “could certainly benefit from new director perspectives on marking strategy and capital discipline. Dissident nominees Fuller and Waterman seem particularly well positioned to add value to the board from day one, given both parties’ skillsets in marketing strategy and brand management, particularly Waterman’s experience brand-building on a global scale at Michael Kors and Fuller’s experience transitioning iconic outdoor apparel brand L.L. Bean’s direct-to-consumer model away from traditional catalogues toward ecommerce.”

•	“While the company’s operating performance on an absolute basis shows mixed results for the company, the company clearly underperformed the peer group on a relative basis. Specifically, the company underperformed in terms of changes in total revenue, SG&A, adjusted EBITDA, and net income on both a 5-year and a 1-year basis. Although the Sanuk write-down is a central factor in driving the company’s underperformance, Deckers remains underperforming even after removing its effects. For instance, annualized growth rates for adjusted EBITDA trailed peers by 9.2 and 11.7 percentage points on a 1- and 5-year basis, respectively.”

•	Deckers “has demonstrated a track record of failing to meet goals that have been articulated as actual targets, not as stretch goals. One of the more egregious examples is Deckers’ perpetually under-target operating margin which, after falling short for a number of years, has been lowered, after which the company has continued to come in below-target for multiple years.”

•	“…an early-stage revival does not erase the many value-destructive years of prior underperformance overseen by the board.”

•	“Overall, while shoe and apparel designers and distributors have been facing headwinds in the face of ecommerce disruption as evidenced by worsening metrics over recent years, it appears that Deckers has worsened to a greater degree…the company seems to have fallen from a leading position and landed somewhere near the middle of the pack in terms of performance.”

•	“The board has not embraced its own role in the choices and missteps that led the company down a years-long path of lagging performance. The board has not demonstrated a proportionate sense of urgency in enacting change…”

•	“…it is somewhat disconcerting that, in the face of clear investor demand for the information, the company would not commit to continue to break out more granular detail regarding store and individual brand results, especially given that this is a key criticism raised by the dissident…Such disclosure shortfalls seem to substantiate the dissident’s skepticism as to whether the company’s senior management team possesses a balance of both operational and capital markets acumen.”

MARCATO NOMINEES KIRSTEN J. FELDMAN, STEVE FULLER, AND ANNE WATERMAN HAVE THE RIGHT MIX OF FASHION, APPAREL, RETAIL, MARKETING, FINANCE AND CAPITAL ALLOCATION SKILLSETS AND EXPERTISE DESPERATELY NEEDED ON THE DECKERS BOARD

Marcato’s three highly-qualified nominees are:

Kirsten J. Feldman

Kirsten J. Feldman was employed by Morgan Stanley from 1984 through 2008. Ms. Feldman began working in Morgan Stanley’s mergers and acquisitions department. From 1992 to 2001 she served as a

Managing Director and head of Morgan Stanley’s Global Retail Group during which time she was responsible for Morgan Stanley’s worldwide investment banking activities in the retail industry. From 2001 to 2008, Ms. Feldman was an Advisory Director in the Investment Banking Division of Morgan Stanley and a member of Morgan Stanley’s Retirement Plan Investment Committee.

Steve Fuller

Steve Fuller served as Senior Vice-President and Chief Marketing Officer for L.L. Bean, Inc. (“L.L. Bean”) from 2004 until his retirement in 2016. In this role, Mr. Fuller led all marketing functions for L.L. Bean, including branding, advertising, customer satisfaction, ecommerce, partnerships, database analytics and marketing operations.

Anne Waterman

Anne Waterman spent 15 years at Michael Kors where she served in various senior positions responsible for public relations, communications, media and marketing, including Senior Vice President, Global Image. Prior to that, she worked in the Public Relations department at Gucci, and managed sponsorship and fundraising activities for the Council of Fashion Designers of America (“CFDA”) as part of the team that created 7th on Sixth. Ms. Waterman is currently an independent consultant advising brands on strategy, creative and product development.

VOTE GOLD TODAY TO PROTECT THE VALUE OF YOUR INVESTMENT

As stockholders we deserve a Board that believes in the future success of Deckers – a Board that is transparent, provides proper oversight of management, whose interests are aligned with our own, and who most importantly can execute a long-term strategy that creates meaningful value for the benefit of all stockholders.

We urge stockholders to protect the value of your investment by voting GOLD today in support of Marcato nominees Kirsten J. Feldman, Steve Fuller, and Anne Waterman who, if elected, pledge to act with urgency – providing the independent perspectives, experience and oversight required to put Deckers back on a path to success.

You can vote by Internet, telephone or by signing and dating the enclosed GOLD proxy card or GOLD voting instruction form and mailing it in the postage paid envelope provided. We urge you NOT to vote using any white proxy card or voting instruction form you receive from Deckers. Please discard the white proxy card.

If you have any questions about how to vote your shares, please contact our proxy solicitor, D.F. King & Co., Inc., at (800) 761-6521.

Sincerely,

Mick McGuire

Managing Partner

Marcato Capital Management LP

*	Marcato has neither sought nor obtained consent from ISS to use previously published information in this press release.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if Marcato’s underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Marcato that the future plans, estimates or expectations contemplated will ever be achieved.

Certain statements and information included herein have been sourced from third parties. Marcato does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Marcato International Master Fund, Ltd. (“Marcato International”), Marcato Capital Management LP (“Marcato”) and the other Participants (as defined below) have filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit (the “Solicitation”) proxies for, among other matters, the election of its slate of director nominees at the 2017 annual stockholders meeting (the “Annual Meeting”) of Deckers Outdoor Corporation (“Deckers” or the “Company”). Stockholders are advised to read the definitive proxy statement and any other documents related to the Solicitation because they contain important information, including information relating to the Participants in the Solicitation. These materials and other materials filed by Marcato with the SEC in connection with the Solicitation are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Marcato with the SEC are also available, without charge, by directing a request to Marcato’s proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005 (Call Collect: (212) 269-5550, Call Toll Free: (800) 761-6521 or Email: Deckers@dfking.com).

The participants in the proxy solicitation are Marcato International, Marcato, MCM Encore IM LLC (“Marcato Encore LLC”), Marcato Encore Master Fund, Ltd. (“Marcato Encore Fund”), Richard T. McGuire III, Kirsten J. Feldman, Steve Fuller, and Anne Waterman (collectively, the “Participants”). As of the date hereof, Mr. McGuire, Marcato, Marcato International, Marcato Encore LLC and Marcato Encore Fund may be deemed to beneficially own the equity securities of the Company as described in Marcato’s statement on Schedule 13D in respect of the Company initially filed with the SEC on February 8, 2017 (the “Schedule 13D”), as it may be amended from time to time.

Media:

Jonathan Gasthalter/Nathaniel Garnick/Amanda Klein

Gasthalter & Co.

(212) 257-4170